                                    EXHIBIT 99.21


FOR IMMEDIATE RELEASE

Bridgitt Arnold
Associate Director
Imagio Public Relations
(206) 625-0252
mailto:bridgitt@imagio.com

Kathy Lane
Centura Software Corporation
Senior Vice President of Marketing and Strategic Alliances
(650) 596-3400
mailto:kathy.lane@centurasoft.com


                 CENTURA SOFTWARE CORPORATION HOSTS ANNUAL CUSTOMER
                                    CONFERENCE

                  INDUSTRY EXPERTS TO OFFER CUTTING-EDGE BUSINESS
                  AND TECHNOLOGY SOLUTIONS FOR DISTRIBUTED (OBJECT)
                                COMPONENT COMPUTING


REDWOOD SHORES, CA, (OCTOBER 9, 1998) -- Centura Software Corporation (NASDAQ:CNTR), formerly Gupta, announces the 1998 Centura Customer Conference to be held at the Hyatt Regency Grand Cypress Resort in Orlando, Florida from November 1st through November 4th, 1998. Centura's annual business and technology conference is a valuable forum for current Centura customers who include IT directors, senior managers, ISVs, VARs, ISPs, and System Integrators.

The 1998 keynote speakers will include Guy Kawasaki and Elizabeth Barnett. Kawasaki, author of the soon-to-be-released RULES FOR REVOLUTIONARIES, is also the CEO of garage.com, a Silicon Valley based firm that assists high-tech start-ups. In addition, Kawasaki was a columnist for Forbes and an Apple Fellow at Apple Computer, Inc. where he was instrumental in successfully launching and establishing the


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Macintosh computer.  Barnett is a vice president of Giga Information Group and specializes in IT architecture, application development, data management, and distributed computing.

According to Barnett, "Companies today face two application development imperatives: improve productivity and time to market, while at the same time improving the overall quality of the systems they deliver. Component-based development (CBD) techniques that can incorporate custom developed, purchased, and legacy applications will best achieve these goals. IT managers must be prepared to make investments in three critical areas: technologies for development and deployment; development processes to ensure productivity and quality; and organizational changes to institute new positions and new responsibilities within existing roles."

The conference will offer both technical and business sessions to showcase Centura's current product features as well as upcoming enhancements and additional offerings. This year's conference will focus on techniques and tools for building applications from components, new Web Applications, and microservers. Centura is also providing bonus master classes to offer attendees the opportunity to expand their skills and strategic implementation of distributed component computing.

"We are very excited about this year's event because it is the perfect forum to demonstrate our commitment to our customers," explains Scott Broomfield, CEO of Centura. "In addition to showcasing forecasts from some of the industry's leading influencers, we will have the opportunity to give our customers and prospects a preview of what should prove to be an incredibly exciting year."

The Technology & Solutions Fair, held in conjunction with the customer conference, will feature exhibiting partners who are using Centura products to gain a competitive advantage in their industry including Fecher Ralgan, Minolta and Metex Systems.

FOR MORE INFORMATION

Registration is available by calling +1-877-878-3784 or via the Internet at http://www.centurasoft.com/. For exhibition information, call 408-763-0623. Special airline discounts offered through United Airlines, call 800-241-6522 for more information.


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ABOUT CENTURA SOFTWARE CORPORATION

Centura Software (NASDAQ:CNTR), founded as Gupta in 1984, was the first company to create fully relational client/server embedded DBMS for the personal computer. Centura's D3 Framework (Develop, Deploy and Distributed) consists of world-class products including SQLBase, Centura Team Developer and Centura net.db, all of which can scale from the Web down to smart devices. Current Centura products are all year 2000 compliant. Centura has 19 offices located throughout the world in North America, Latin America, Asia/Pacific, Europe, Middle East and Africa. More information about the company and its products is located on Centura's Web site at http://www.centurasoft.com/.
                                        ###


FOR MORE INFORMATION:

Ingrid Ougland
Account Executive
Imagio Public Relations
+1(206) 625-0252
mailto:ingrid@imagio.com

Kathy Lane
Senior Vice President of Strategic Alliances
Centura Software Corporation
+1(650) 596-3400
mailto:kathy.lane@centurasoft.com


                                      -28-